UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

August 17, 2009
Date of Report (Date of earliest event reported)

Congoleum Corporation
(Exact name of registrant as specified in its charter)

Delaware	01-13612	02-0398678
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3500 Quakerbridge Road
P.O. Box 3127
Mercerville, NJ 08619-0127
(Address of principal executive offices and zip code)

609-584-3000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address,
if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On August 17, 2009, the United States District Court for the District of New Jersey (the “District Court”) issued an opinion and order in connection with the appeal of Congoleum Corporation (“Congoleum”) from two prior Bankruptcy Court orders finding its latest plan of reorganization unconfirmable and dismissing its Chapter 11 case.  The District Court decision reversed the Bankruptcy Court’s dismissal order.  With respect to the plan of reorganization, the District Court ruled that a settlement with certain asbestos claimants was reasonable and not an impediment to confirmation while another issue would require a minor modification to the plan.  The decision also provided specific guidance about the plan and directed the parties in the case to provide briefings in preparation for a confirmation hearing.  In addition, the District Court assumed jurisdiction over the proceedings from the Bankruptcy Court.

A copy of the Opinion is attached hereto as Exhibit 99.1, and is incorporated by reference herein.

A copy of the Order is attached hereto as Exhibit 99.2, and is incorporated by reference herein.

On August 21, 2009, Congoleum issued a press release discussing the District Court’s opinion. A copy of the press release is attached hereto as Exhibit 99.3.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Opinion of the United States District Court for the District of New Jersey, dated August 17, 2009
99.2	Order of the United States District Court for the District of New Jersey, dated August 17, 2009
99.3	Press Release, dated August 21, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2009		Congoleum Corporation

	By:	/s/ Howard N. Feist III

Name: Howard N. Feist III
Title: Chief Financial Officer